EXHIBIT 10.1
AGREEMENT

This Agreement is dated as of January 17, 2007 (the “Agreement”) by and among Sun Healthcare Group, Inc. (“Sun”), DFW Capital Partners, L.P. (“DFW”), Steelhead Investments Ltd., a Cayman Islands exempted company (“Steelhead”) and, for purposes of Sections 3 and 4 of this Agreement only, RFE Investment Partners V, L.P. and RFE VI SBIC, L.P. (collectively, “RFE”).

WHEREAS, Sun, DFW, RFE and others are parties to that certain Registration Rights Agreement, dated as of May 16, 2005, as amended as of July 7, 2005 (as amended, and as amended hereby, the “Registration Rights Agreement”) which, among other things, restricts the transfer of shares of the common stock of Sun acquired by DFW, RFE and others in connection with Sun’s acquisition of Peak Medical Corporation (“Peak”).

WHEREAS, DFW proposes to sell to Steelhead 1,811,620 shares of the common stock of Sun acquired by DFW in connection with Sun’s acquisition of Peak (the “Shares”) pursuant to an effective registration statement (Commission No. 333-135549) of Sun (the “Registration Statement”) under the Securities Act of 1933, as amended, and Sun is willing to consent to such sale, notwithstanding the terms of the Registration Rights Agreement, on the terms and conditions set forth in this Agreement.

WHEREAS, Steelhead is willing to make certain agreements set forth in this Agreement in order to induce Sun to consent to the sale of the Shares.

NOW, THEREFORE, in consideration of the foregoing and the premises and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

1. Agreement to Sell Shares and Consent of Sun. DFW agrees to sell the Shares to Steelhead pursuant to the Registration Statement and Sun hereby consents to such sale by DFW to Steelhead, notwithstanding any restrictions thereon contained in the Registration Rights Agreement, and hereby waives any such restrictions.

2. Agreements of Steelhead.

(a) From the date of this Agreement until the earlier of December 9, 2008 or an Early Release Event (as defined below), Steelhead hereby agrees that Steelhead may only sell, transfer, pledge, encumber or otherwise dispose of (a “Transfer”) a number of the Shares within any three-month period that does not exceed the Pro Rata Limit (as defined below). After the earlier of December 9, 2008 or an Early Release Event, Steelhead may Transfer any of the Shares without restriction pursuant to this Section 2. Notwithstanding the previous provisions of this Section 2, in no event shall Steelhead knowingly Transfer all or any portion of the Shares constituting 2% or more of the total shares of the common stock of Sun then outstanding to any one “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); provided that this sentence shall not apply after an Early Release Event and shall not apply to distributions by Steelhead to its partners, former partners or a liquidating trust for the benefit thereof.

(b) For purposes of this Section 2, the following terms shall have the following meanings:

“Pro Rata Limit”, as of any date, is equal to a number of shares of the common stock of Sun equal to 1.053% of the total number of shares of the common stock of Sun then outstanding, according to the most recent report or statement filed by Sun with the Securities and Exchange Commission.

“Early Release Event” shall be deemed to have occurred upon the earliest of:

(i) a Change of Control;

(ii) any event (other than a Transfer of shares of common stock of Sun by RFE in accordance with RFE’s Pro Rata Limit under the Registration Rights Agreement or a Transfer in which the transferee takes subject to restrictions on resale similar to those currently restricting Transfers by RFE that are contained in the Registration Rights Agreement) pursuant to which RFE is released from the restrictions on resale contained in the Registration Rights Agreement; and

(iii) Sun shall institute any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to itself under the laws of any jurisdiction; or Sun shall take any action to authorize any such proceeding; or any such proceeding shall be instituted against Sun and shall not be dismissed or discharged within 60 days after its commencement; or Sun shall admit all of the material allegations with respect to any such proceeding; or an order for relief or similar order shall be entered in any such proceedings; or Sun shall apply for the appointment of any receiver, trustee or similar officer for itself or for all or substantially all of its property; or Sun shall take any action to authorize such appointment.

A “Change in Control” shall be deemed to have occurred if any of the following events occur: (i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Steelhead or RFE or a trustee or other fiduciary holding securities under an employee benefit plan of Sun (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of Sun; (ii) a merger or consolidation of Sun with any other corporation, other than a merger or consolidation which would result in the voting securities of Sun outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of Sun or the surviving entity outstanding immediately after such merger or consolidation; (iii) a sale or other disposition by Sun of all or substantially all of Sun’s assets; (iv) during any period of two (2) consecutive years (commencing December 9, 2005), individuals who at the beginning of such period constitute the board of directors of Sun and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the board of directors of Sun or nomination for election by Sun’s shareholders was approved by a vote of least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the board of directors of Sun; or (v) the board of directors of Sun shall have approved a tender offer or exchange offer for all or a majority of the voting securities of Sun. In addition, notwithstanding clauses (i)-(v) above, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which Sun continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Sun, or any transaction undertaken for the purpose of reincorporating Sun under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of Sun’s capital stock.

(c) The restrictions in this Section 2 shall not apply to Transfers to family members, affiliates, partners, members, former partners or members or shareholders of Steelhead (or liquidating trusts for the benefit of the foregoing) in private transactions in which the transferee agrees to be bound by the provisions of this Section 2 and will be aggregated with Steelhead and any other transferees for purposes of calculating the Pro Rata Limit, if then applicable. For the avoidance of doubt, a transferee need not agree to be bound by the provisions of this Section 2 if the Transfer to such transferee either (i) complies with the Pro Rata Limit or (ii) occurs when no Pro Rata Limit than applies.

(d) Any certificate representing the Shares shall bear a legend in substantially the following form until the earlier of December 9, 2008 and an Early Release Event. Sun shall promptly or shall cause its transfer agent to issue promptly, after a request by Steelhead following December 9, 2008 or an earlier Early Release Event, a certificate without such legend.

“UNTIL DECEMBER 9, 2008 OR UNLESS RELEASED EARLIER, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS CONTAINED IN AN AGREEMENT, DATED JANUARY 17, 2007, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND SUCH SECURITIES MAY BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.”

In addition, in connection with a Transfer that is in accordance with the Pro Rata Limit, Sun shall promptly or shall cause its transfer agent to issue promptly, after request by Steelhead accompanied by a certificate or other evidence satisfactory to Sun that the Transfer is in accordance with the Pro Rata Limit, a certificate without a legend.

3. Agreements Regarding RFE. Each of Sun and RFE agrees as follows:

(a) For purposes of Section 3 of the Registration Rights Agreement, RFE’s Pro Rata Limit shall be equal to 2.947% of the total number of shares of the common stock by Sun then outstanding, according to the most recent report or statement filed by Sun with the Securities and Exchange Commission. As of the date hereof, the total number of shares reported by Sun as being outstanding is 42,881,195.

(b) In addition, in connection with a Transfer that is in accordance with RFE’s Pro Rata Limit, Sun shall promptly or shall cause its transfer agent to issue promptly, after request by RFE accompanied by a certificate or other evidence satisfactory to Sun that the Transfer is in accordance with RFE’s Pro Rata Limit, a certificate without the legend set forth in Section 2(b)(i) of the Registration Rights Agreement.

                                (c) Any event (other than a Transfer of shares of common stock of Sun by Steelhead in accordance with its Pro Rata Limit or a Transfer in which the transferee takes subject to restrictions on resale similar to those currently restricting Transfers by Steelhead that are contained in this Agreement) pursuant to which Steelhead is released from the restrictions on resale contained in this Agreement shall constitute an Early Release Event for RFE under the Registration Rights Agreement.

4. DFW Status under Agreements. Sun, RFE and DFW agree that DFW, upon transfer of the Shares to Steelhead, shall no longer have any rights or obligations pursuant to either the Registration Rights Agreement or the Stockholders’ Agreement, dated May 16, 2005, as amended as of July 7, 2005 and September 16, 2005, among Sun, the entities identified therein as Stockholders (the “Stockholders”) and James A. Parsons, as agent for the Stockholders (with the exception of the rights of the parties to indemnification and contribution pursuant to Section 10 of the Registration Rights Agreement in connection with the Registration Statement), although the foregoing agreement among Sun, RFE and DFW shall not affect rights of DFW or obligations of DFW to Sun pursuant to provisions of the Merger Agreement (as such term is defined in the Registration Rights Agreement) and the Escrow Agreement, dated as of December 9, 2005 (the ‘Escrow Agreement”), among Sun, James A. Parsons, as agent for the Stockholders, and U.S. Trust, N.A., as Escrow Agent. DFW and Sun agree that, for purposes of Rule 144 promulgated under the Securities Act of 1933, DFW acquired the shares of common stock allocated to DFW under the Escrow Agreement on December 9, 2005.

5. Miscellaneous.

(a) All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(i)	if to Sun:

Sun Healthcare Group, Inc. 18831 Von Karman Suite 400 Irvine, California 92612 Attention: Michael Newman, Esq. Telephone: (949) 255-7133 Facsimile: (949) 255-7054

with a copy to:

O’Melveny & Myers LLP 400 South Hope Street Los Angeles, California 90071 Attention: Richard Boehmer, Esq. Telephone: (213) 430-6643

Facsimile: (213) 430-6407

(ii)	if to Steelhead, to:

c/o HBK Services LLC300 Crescent Court, Suite 700 Dallas, Texas 75201 Attention: Legal (PP) Telephone: (214) 758-6107 Facsimile: (214) 758-1207

with a copy to:

Schulte Roth & Zabel LLP 919 Third Street New York, New York 10022 Attention: Eleazer N. Klein, Esq. Telephone: (212) 756-2000 Facsimile: (212) 593-5955

(b) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart,

(c) This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) except as otherwise provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

(d) In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(e) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(g) The provisions of this Agreement may be amended upon the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

(h) No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.

SUN HEALTHCARE GROUP, INC.

By: /s/ MICHAEL POLGARDY
Name: Michael Polgardy
Title: Vice President & Treasurer

DFW CAPITAL PARTNERS, L.P.

By: Capital Partners - GP, L.P., its
        General Partner

By: /s/ KEITH PENNELL
Name: Keith Pennell
Title: General Partner

STEELHEAD INVESTMENTS LTD.

By: HBK SERVICES LLC,
       its Investment Advisor

By: /s/ J. BAKER GENTRY, JR.
Name: J. Baker Gentry, Jr.
Title: Authorized Signatory

For Purposes of Sections 3 and 4 Only:

RFE INVESTMENT PARTNERS V, L.P.

By: RFE Associates V, L.P.,
        its General Partner

By: /s/ MICHAEL J. FOSTER
Name: Michael J. Foster
Title: Managing Member

RFE SBIC, L.P.

By: RFE Associates VI, SBIC L.L.C.,
        its General Partner

By: RFE Investment Partners VI L.P.,
        its Sole Member

By: RFE Associates VI, L.L.C.,
        its General Partner

By: /s/ MICHAEL J. FOSTER
Name: Michael J. Foster
Title: Managing Member